Exhibit 99.3

CONSENT OF RBC CAPITAL MARKETS, LLC

The Board of Directors

Steadfast Apartment REIT, Inc.

18100 Von Karman Avenue, Suite 200

Irvine, California 92612

The Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated July 26, 2021, to the Board of Directors of Steadfast Apartment REIT, Inc. (“STAR”) as Annex D to, and reference to such opinion letter under the headings “Summary—Opinion of STAR’s Financial Advisor” and “The Mergers—Opinion of STAR’s Financial Advisor” in, the joint proxy statement/prospectus relating to the proposed merger involving STAR and Independence Realty Trust, Inc. (“IRT”), which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of IRT (the “Registration Statement”). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ RBC Capital Markets, LLC

RBC CAPITAL MARKETS, LLC

August 17, 2021